                                                                    EXHIBIT 10.1

================================================================================

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                           DATED AS OF MARCH 12, 2004

                                     BETWEEN

                         INSITUFORM TECHNOLOGIES, INC.,

                                       AND

                              BANK OF AMERICA, N.A.

================================================================================

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
SECTION 1. DEFINITIONS AND ACCOUNTING TERMS.....................................        1
    1.01  Defined Terms.........................................................        1
    1.02  Use of Certain Terms..................................................       12
    1.03  Accounting Terms......................................................       13
    1.04  Rounding..............................................................       13
    1.05  Exhibits and Schedules................................................       13
    1.06  References to Agreements and Laws.....................................       13

SECTION 2. THE COMMITMENTS AND EXTENSIONS OF CREDIT.............................       13
    2.01  Amount and Terms of Commitments.......................................       13
    2.02  Borrowings of Loans...................................................       13
    2.03  Letters of Credit.....................................................       14
    2.04  Prepayments...........................................................       17
    2.05  Not Used..............................................................       17
    2.06  Reduction or Termination of Commitments...............................       17
    2.07  Principal and Interest................................................       17
    2.08  Fees..................................................................       18
    2.09  Computation of Interest and Fees......................................       18
    2.10  Making Payments.......................................................       18
    2.11  Funding Sources.......................................................       18

SECTION 3. TAXES, YIELD PROTECTION AND ILLEGALITY...............................       18
    3.01  Taxes.................................................................       18
    3.02  Not Used..............................................................       19
    3.03  Not Used..............................................................       19
    3.04  Increased Cost and Reduced Return; Capital Adequacy...................       19
    3.05  Not Used..............................................................       19
    3.06  Matters Applicable to all Requests for Compensation...................       19
    3.07  Survival..............................................................       20

SECTION 4. CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT.........................       20
    4.01  Conditions of Initial Extension of Credit.............................       20
    4.02  Conditions to all Extensions of Credit................................       22
    4.03  Conditions for a Domestic Subsidiary Becoming a Guarantor.............       22

SECTION 5. REPRESENTATIONS AND WARRANTIES.......................................       23
    5.01  Organization and Existence............................................       23
    5.02  Authorization.........................................................       23
    5.03  Due Execution.........................................................       23
    5.04  Enforceability of Obligations.........................................       23
    5.05  Burdensome Obligations................................................       23
    5.06  Legal Restraints......................................................       23
    5.07  Labor Disputes........................................................       24
    5.08  No Material Proceedings...............................................       24
    5.09  Material Licenses.....................................................       24

    5.10  Compliance with Material Laws.........................................       24
    5.11  Financial Statements..................................................       24
    5.12  No Change in Condition................................................       25
    5.13  No Defaults...........................................................       25
    5.14. Tax Liabilities; Governmental Charges.................................       25
    5.15  Pension Benefit Plans.................................................       25
    5.16  Employee Benefit Plans................................................       26
    5.17  State of Property.....................................................       26
    5.18  Subsidiaries..........................................................       26
    5.19  Margin Stock..........................................................       26
    5.20  Hostile Securities Transactions.......................................       26
    5.21  Investment Company Act, Etc...........................................       26
    5.22  Filings...............................................................       27
    5.23  Broker's Fees.........................................................       27
    5.24  Indebtedness Outstanding on Closing Date..............................       27
    5.25  Projections...........................................................       27
    5.26  Full Disclosure.......................................................       27
    5.27  Use of Proceeds.......................................................       27
    5.28  Bonding Capacity......................................................       27

SECTION 6. AFFIRMATIVE COVENANTS................................................       27
    6.01  Financial Statements..................................................       27
    6.02  Certificates, Notices and Other Information...........................       28
    6.03  Use of Proceeds.......................................................       29
    6.04  Corporate Existence...................................................       29
    6.05  Maintenance of Property and Leases....................................       29
    6.06  Insurance.............................................................       29
    6.07  Payment of Taxes and Other Obligations................................       30
    6.08  Compliance With Laws..................................................       30
    6.09  Accounting System.....................................................       30
    6.10  Additional Guarantors.................................................       30
    6.11  Audits by Lender......................................................       31
    6.12  Access to Officers and Auditors.......................................       31
    6.13  Further Assurances....................................................       31

SECTION 7. NEGATIVE COVENANTS...................................................       31
    7.01  Note Purchase Agreements..............................................       31
    7.02  Amendments; Prepayments...............................................       31

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.......................................       32
    8.01  Events of Default.....................................................       32
    8.02  Remedies Upon Event of Default........................................       33

SECTION 9. NOT USED.............................................................       34

SECTION 10. MISCELLANEOUS.......................................................       34
    10.01 Amendments; Consents..................................................       34
    10.02 Transmission and Effectiveness of Communications and Signatures.......       34

    10.03 Attorney Costs, Expenses and Taxes....................................       35
    10.04 Binding Effect; Assignment............................................       36
    10.05 Set off...............................................................       37
    10.06 Not Used..............................................................       37
    10.07 No Waiver; Cumulative Remedies........................................       37
    10.08 Usury.................................................................       37
    10.09 Counterparts..........................................................       38
    10.10 Integration...........................................................       38
    10.11 Nature of Lenders' Obligations........................................       38
    10.12 Survival of Representations and Warranties............................       38
    10.13 Indemnity by Borrower.................................................       38
    10.14 Nonliability of Lenders...............................................       39
    10.15 No Third Parties Benefited............................................       40
    10.16 Severability..........................................................       40
    10.17 Confidentiality.......................................................       40
    10.18 Further Assurances....................................................       41
    10.19 Headings..............................................................       41
    10.20 Time of the Essence...................................................       41
    10.21 Not Used..............................................................       41
    10.22 Compelled Return of Payments or Proceeds..............................       41
    10.23 Governing Law.........................................................       41
    10.24 Waiver of Right to Trial by Jury......................................       42
    10.25 Oral Agreements.......................................................       42
    10.26 Credit Agreement......................................................       42

EXHIBITS

                  FORM OF:

         A        Request for Extension of Credit

         B        Compliance Certificate

         C        Promissory Note

         D        Master Guaranty

         E        Instrument of Joinder

SCHEDULES

         1.01     List of Outstanding Letters of Credit

         4.01(b)  Guarantors as of Closing Date

         5.08     Certain Proceedings

         5.18     Subsidiaries as of Closing Date

         5.24 Existing Indebtedness, Liens and Negative Pledges and Note Purchase Agreement-2003

         10.02    Notice Addresses and Lending office

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of March 12, 2004 by and between INSITUFORM TECHNOLOGIES, INC., a Delaware corporation ("Company" or "Borrower") and BANK OF AMERICA, N.A., ("Lender").

                                     RECITAL

         Lender, Borrower and certain other institutional lender parties entered into a Credit Agreement dated as of March 27, 2003, as amended thereafter ("Original Credit Agreement");

         All of the parties to the Original Credit Agreement desire to amend and restate in its entirety the Original Credit Agreement;

         Lender and Borrower, as the sole parties to this Agreement, desire to reflect the terms and conditions of the Amended and Restated Credit Agreement;

         In consideration of the mutual covenants and agreements hereto contained, the parties hereto covenant and agree as follows:

                                   SECTION 1.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquiring Person" means a "person" or "group of persons" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

         "Affiliate" means, with respect to any Person (a) any other Person who is a partner, director or executive officer of such Person; and (b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director or executive officer of such other Person. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities having the power to vote in an election of directors of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

         "Agreement" means this Amended And Restated Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

         "Applicable Payment Date" means the last Business Day of each calendar quarter and the Maturity Date; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand of Lender.

         "Applicable Time" means St. Louis, Missouri time.

         "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit F.

         "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

         "Base Rate" means a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Borrower" means the Company.

         "Borrower Party" means Company and each Guarantor.

         "Borrowing" and "Borrow" each mean a borrowing of Loans hereunder.

         "Borrowing Date" means the date that a Loan is made, which shall be a Business Day.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or St. Louis, Missouri are authorized or required by law to close.

         "Change of Control" means the earliest to occur of: (a) the date a tender offer or exchange offer results in an Acquiring Person, directly or indirectly, beneficially owning 50% or more of the Voting Stock of Company then outstanding, or (b) the date an Acquiring Person becomes, directly or indirectly, the beneficial owner of 50% or more of the Voting Stock of Company then outstanding, or (c) the date of a merger or statutory share exchange between Company and any other Person, a consolidation of Company with any other Person or an acquisition of any other Person by Company, if immediately after such event, the Acquiring Person shall hold 50% or more of the Voting Stock of Company outstanding immediately after giving effect to such merger, statutory share exchange, consolidation or acquisition, or (d) the replacement (other than solely by reason of retirement, death or disability) of 50% or more of the members of the Board of Directors of Company over a one year period from the directors who constituted such Board of Directors at the beginning of such period and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Company then still in office who either were members of such Board of Directors at the beginning of such one year period or whose election as members of the Board of Directors was previously so approved.

         "Charter Documents" means the articles or certificates of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; the articles of organization and operating agreement of a limited liability company; or the indenture of a trust, or comparable documents for other entities.

         "Closing Date" means the date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 4.01.

         "Cobra" means the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means, for the Lender, the amount of $25,000,000.

         "Commonly Controlled Entity" means a Person which is under common control with another Person within the meaning of Section 414(b) or (c) of the Code.

         "Company" has the meaning set forth in the introductory paragraph hereto.

         "Compliance Certificate" means a certificate in the form of Exhibit B, properly completed and signed by a Responsible Officer of Company.

         "Contract" means any contract, note, bond, indenture, deed, mortgage, deed of trust, security agreement, pledge, hypothecation agreement, assignment, or other agreements or undertaking, or any security.

         "Covered Person" means Company and each of its presently existing or future acquired, organized or created Subsidiaries separately. The words "Covered Persons" refer to the Company and its presently existing or future acquired, organized or created Subsidiaries collectively.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

         "Default" means any of the events listed in Section 8.01, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

         "Default Rate" means an interest rate equal to the Base Rate plus 2% per annum.

         "Designated Deposit Account" means a deposit account maintained by Company with Lender.

         "DOL" means the United States Department of Labor.

         "Dollar" and $ means lawful money of the United States of America.

         "Domestic Subsidiary" means any Subsidiary of Company organized under the laws of the United States or a state of the United States existing on the Closing Date or created or acquired after the Closing Date.

         "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender; (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) another Lender; (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; or (f) other lenders or institutional investors consented to in writing in advance by Lender and Company. No Borrower Party or any Affiliate of a Borrower Party shall be an Eligible Assignee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means as to any Person, any trade or business (irrespective of whether incorporated) which is a member of a group of which such Person is a member and thereafter treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code or applicable Treasury Regulations.

         "Event of Default" means any of the events listed in Section 8.01 as to which any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

         "Extension of Credit" means (a) the Borrowing of any Loans, or (b) a Letter of Credit Action wherein a new Letter of Credit is issued or which has the effect of increasing the amount of, extending the maturity of, or making a material modification to an outstanding Letter of Credit or the reimbursement of drawings thereunder (collectively the "Extension of Credit").

         "Final Payment" means payment in full of the Loans, all unpaid interest accrued thereon and all commitments fees, accompanied by the cancellation or termination of all Commitment and expiration of all undrawn outstanding Letters of Credit for which Company has not provided a back-to-back letter of credit in favor of Lender in form and substance reasonably satisfactory to Lender covering all Letter of Credit Usage with respect thereto issued by a financial institution (a) whose long-term senior unsecured indebtedness is rated at least A by Standard & Poor's Rating Services, a division of the The McGraw-Hill Companies, Inc., at least A2 by Moody's Investors Service, Inc., or an equivalent rating by any other credit rating agency of recognized national standing, and (b) which would qualify as an Eligible Assignee.

         "Financial Statements" means the most recent of the financial statements of the Company that are furnished to Lender as required in Section 6.01.

         "FRB" means the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Company or Lender shall so request, Lender and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP, provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Company shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         "Governmental Authority" means the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgments are enforceable by or within the territory of any of the foregoing.

         "Guarantor" means each Domestic Subsidiary of Company, except Mississippi Textiles Corporation and Insituform (Netherlands) B.V., Inc., and any other Person executing a Guaranty of the Obligations (collectively, the "Guarantors").

         "Guaranty" means, with respect to any Person, without duplication, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing (including, without limitation, having recourse obligations for the Guaranties of another Person) any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                  (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Guaranty Obligation" means as to any Person, (a) any guaranty by such Person of any obligation of another Person; (b) any Security Interest in any property of such Person that secures any obligation of another Person; (c) any enforceable contractual requirement that such Person (i) purchase an obligation of another Person or any property that is security for such obligation, (ii) advance or contribute funds to another Person for the payment of an obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any obligation of such other Person that such other Person has the ability to timely pay or discharge such obligation, (iv) grant a Security Interest in any property of such Person to secure any obligation of another person, or (v) otherwise assure or hold harmless the beneficiary of any obligation of another Person against loss in respect thereof; and (d) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term "Guaranty Obligation" does not, however, include the endorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner or a partnership for obligations of such partnership. The amount of any Guaranty Obligation of a Person shall be deemed to be the stated or determinable amount of the obligation in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Hazardous Material" means any hazardous, radioactive, toxic, solid or special waste, material substance or constituent thereof, or any other such substance (as defined under any applicable law or regulation), including Asbestos or asbestos containing hazardous constituents which are not considered to be waste under the applicable Environmental Law or which are considered to be waste but are transported, handled or disposed of in accordance with the applicable Environmental Law or which are considered to be waste but are transported, handled or disposed or in accordance with the applicable Environmental Law, or asbestos or asbestos containing material which is not friable.

         "Indemnified Liabilities" has the meaning set forth in Section 9.12.

         "Indemnitees" has the meaning set forth in Section 9.12.

         "Instrument of Joinder" means the Instrument of Joinder substantially in the form of Exhibit E executed and delivered by any Subsidiary of Borrower, as contemplated by Section 4.03 and any amendments or supplements thereto.

         "Intercreditor Agreement" means that certain Amended and Restated Intercreditor Agreement dated as of April 24, 2003, by and among Bank of America and the other lenders party thereto, as further amended, supplemented or otherwise modified from time to time.

         "Investments" means, without duplication, all investments, in cash or by delivery of property, made directly or indirectly in any property or assets or in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

         "IRS" means the United States Internal Revenue Service.

         "Laws" or "Law" means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorization and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "Lender" means Bank of America, N.A.

         "Lending Office" means the office or offices of Lender at 800 Market Street, St. Louis, Missouri 63101, or such other office or offices as a Lender may from time to time notify Borrower.

         "Letter of Credit" means any letter of credit issued or outstanding hereunder, including, without limitation, the Letters of Credit outstanding on the Closing Date and listed on Schedule 1.01 hereto. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Action" means the issuance, supplement, amendment, renewal, extension modification or other action relating to a Letter of Credit hereunder.

         "Letter of Credit Application" means an application for a Letter of Credit Action from time to time in general use by Lender.

         "Letter of Credit Cash Collateral Account" means a blocked deposit account at Bank of America in which Borrower shall grant a security interest to Lender as security for Letter of Credit Usage by Borrower and with respect to which Borrower agrees to execute and deliver from time to time, on the date hereafter required, such documentation as Lender may reasonably request to further assure and confirm such security interest.

         "Letter of Credit Sublimit" means an amount equal to the Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Commitment.

         "Letter of Credit Usage" means, as at any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit not reimbursed by Borrower or converted into Loans.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interests or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

         "Loan" means any advance made as provided in Section 2.01 (collectively, the Loans").

         "Loan Documents" means this Agreement, any Compliance Certificate, the Master Guaranty, the Intercreditor Agreement, any Letter of Credit Application, any Request for Extension of Credit and any Note, certificate, any fee letter, and other instrument, document or agreement from time to time delivered in connection with this Agreement.

         "Master Guaranty" means the continuing guaranty of the Obligations to be executed and delivered by the Guarantors, substantially in the form of Exhibit D, and any amendments or supplements thereto.

         "Material Adverse Effect" means with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition or property of Company and its Subsidiaries taken as a whole, without reference to the ability of Company to timely pay or perform Company's obligations generally, or the ability of Company to pay or perform any of the Obligations.

         "Material Agreement" means as to any Person, any Contract to which such Person is a part or by which such Person is bound which, if violated or breached, would have a Material Adverse Effect.

         "Material Law" means any Law whose violation by a Person would have a Material Adverse Effect.

         "Material License" means (a) as to any Person, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made would have a Material Adverse effect, and (b) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

         "Material Obligation" means as to any Person, an obligation of such Person which if not fully and timely paid or performed would have a Material Adverse Effect.

         "Material Proceeding" means any litigation, investigation or other proceeding by or before any Governmental Authority (a) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves a Covered Person as a party or any property of Covered Person, and its reasonably likely to have a Material Adverse Effect, or (b) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Loan, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents.

         "Maturity Date" means (a) September 12, 2005 or (b) such earlier date upon which the Commitment may be terminated in accordance with the terms of this Agreement.

         "Minimum Amount" means, with respect to each Request for Extension of Credit (other than with respect to (i) a Letter of Credit Action and (ii) a Borrowing to fund a draw under a Letter of Credit not reimbursed by Borrower), a prepayment of a Loan, or reduction or termination of Commitment, the minimum amount of $500,000 and any multiples in excess thereof of $50,000.

         "Minority Interests" means, without duplication, any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of common stock, additional paid-in capital and retained earnings applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "Multi-Employer Plan" means a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

         "Note" means a promissory note made by Borrower in favor of Lender evidencing Loans made by Lender, substantially in the form of Exhibit C.

         "Note Purchase Agreement-1997" means the Note Purchase Agreement dated as of February 14, 1997, as amended to and including the Closing Date, among Company and other parties signatory thereto under which Company issued certain 7.88% Senior Notes, Series A, due February 14, 2007, of $110,000,000 aggregate principal amount; provided, however, that, except with respect to Section 8.01(f) of this Agreement ( which is a cross default to other Indebtedness, including the Note Purchase Agreement-1997 as in effect from time to time), after the Closing Date no amendments to, or waivers of, the terms, conditions and definitions of the Note Purchase Agreement-1997 referred to or incorporated by reference herein shall be deemed to amend or waive such terms, conditions and definitions for purposes of this Agreement unless Lender separately agrees or consents thereto hereunder. The terms, conditions and definitions referred to or incorporated by reference herein will survive termination, restatement or cancellation of the Note Purchase Agreement-1997 for purposes of this Agreement (other than Section 8.01(f)).

         "Note Purchase Agreement-2003" means the Note Purchase Agreement dated as of April 24, 2003, as amended to and including Closing Date, among Company and other parties signatory thereto under which Company issued certain 5.29% Senior Notes, Series 2003-A, due April 24, 2013, of $65,000,000 aggregate principal amount; provided, however, that, except with respect to Section 8.01(f) of this Agreement (which is a cross default to other Indebtedness, including the Note Purchase Agreement-2003 as in effect from time to time), after the Closing Date no amendments to, or waivers of, the terms, conditions and definitions of the Note Purchase Agreement-2003 referred to or incorporated by reference herein shall be deemed to amend or waive such terms, conditions and definitions for purposes of this Agreement unless Lender separately agrees or consents thereto hereunder. The terms, conditions and definitions referred to or incorporated by reference herein will survive termination, restatement or cancellation of the Note Purchase Agreement for purposes of this Agreement (other than Section 8.01(f)).

         "Obligations" means all advances to, and debts, liabilities (contractual or tortious), obligations, covenants and duties of, any Borrower Party arising under any Loan Document and Swaps entered into with a Lender, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Borrower Party or any Subsidiary or Affiliate of any Borrower Party.

         "Outstanding Obligations" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, the sum of (a) the aggregate outstanding principal amount of all Loans, and (b) all Letter of Credit Usage.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Benefit Plan" means any pension or profit-sharing plan which is covered by Title I of ERISA and in respect of which a Person or a Commonly Controlled Entity of such Person is an "employer" as defined in Section 3(5) of ERISA.

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

         "Plan" means any employee benefit plan maintained or contributed to by a Borrower Party or by any trade or business (whether or not incorporated) under common control with a Borrower Party as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Regulation D," "Regulation U" and "Regulation X" means, respectively, Regulation D, Regulation U and Regulation X issued by the FRB.

         "Reportable Event" means a reportable event as defined in Title IV of ERISA or the regulations thereunder.

         "Request for Extension of Credit" means, unless otherwise specified herein, (a) a written request substantially in the form of Exhibit A, and (b) with respect to a Letter of Credit Action, a Letter of Credit Application, in each case duly completed and signed by a Responsible Officer of Company and delivered by Requisite Notice.

         "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) except with respect to Letter of Credit Action (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to Lender, and (ii) if made by any Borrower Party, given or made by a Responsible Officer of such Borrower Party. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed herein or therein. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by Lender, by a manually signed hardcopy thereof.

         "Requisite Time" means, with respect to any of the actions listed below, the time and date set forth below opposite such action:

                                          APPLICABLE
           TYPE OF ACTION                    TIME                    DATE OF ACTION
------------------------------------------------------------------------------------------------
Delivery of Request for Extension of
Credit for, or notice for:

-    Borrowing or prepayment of, or       10:00 a.m.     Same date as such borrowing, prepayment
     Conversion into, Base Rate Loan                         or Conversion

-    Letter of Credit Action              10:00 a.m.     5 Business Days prior to such action
                                                             (or such lesser time which is
                                                             acceptable to Lender)

-    Voluntary reduction in or            10:00 a.m.     2 Business Days prior to such reduction
     termination of Commitment                               or termination

         "Responsible Officer" means, as to any Person that is not an individual, partnership or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, the Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit; as to any partnership, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership's business; and as to any trust, any individual who is a trustee.

         "Sarbanes-Oxley Act" means the federal Sarbanes-Oxley Act of 2002.

         "Security Interest" means as to any item of tangible or intangible property, any interest therein or right with respect thereto that secures an obligation or Guaranty Obligation , whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

         "Subsidiary" means, as to any Person, a corporation with respect to which more than 50% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person, other than a corporation which has no significant assets and is not actively engaged in a trade or business.

         "Swaps" means, with respect to any Person, without duplication, payment obligations with respect to interest rate swaps or options, currency swaps, credit derivative transactions, forward rate transactions, commodity swaps, equity or equity index swaps or options, bond or bond price index swaps or options or forward bond index transactions, or forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency swap transactions, currency options, spot contracts, any transaction subject to the terms of or governed by any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall, unless otherwise expressly set forth herein, be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" means, when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

         "United States Assets" means the identifiable United States assets of Company and its Subsidiaries, as shown on the most recent annual Financial Statements.

         "Voting Stock" means capital stock of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the majority of the corporate directors (or Persons performing similar functions), irrespective of whether or not at the time capital stock of any such class or classes shall have or might have special voting power or rights by reason of the occurrence of any contingency.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary, 100% of all the equity shares (except directors' qualifying shares) and voting interests of which are owned by any one or more of Company and Company's other Wholly-Owned Subsidiaries at such time.

         1.02     USE OF CERTAIN TERMS.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

         (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

         (c) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to the Loan Documents as a whole and not to any particular provision thereof. The term "including" is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

         (d) The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive.

         1.03 ACCOUNTING TERMS. Subject to the definition of GAAP herein, all accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements contained in the 2002 Form 10-K, except as otherwise specifically prescribed herein.

         1.04 ROUNDING. Any financial ratios required to be maintained by Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

         1.05 EXHIBITS AND SCHEDULES. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

         1.06 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   SECTION 2.
                    THE COMMITMENTS AND EXTENSIONS OF CREDIT

         2.01     AMOUNT AND TERMS OF COMMITMENTS.

         (a) Subject to the terms and conditions set forth herein, Lender agrees to make loans (each such loan, a "Loan") to Borrower in Dollars in such amounts as Borrower may from time to time request on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the Commitment.

         (b) Loans made by Lender shall be evidenced by one or more Notes. Lender may attach schedules to its Note(s) and endorse thereon the date, amount, and maturity of its Loans and payments with respect thereto. Such Notes and records shall be conclusive absent manifest error of the amount of such Loan and payments thereon . Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

         2.02     BORROWINGS OF LOANS.

         (a) Borrower may irrevocably request a Borrowing of Loans in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Lender not later than the Requisite Time therefor.

         (b)      Upon satisfaction of the applicable conditions set forth in
Section 4.02, (and if the initial Extension of Credit hereunder, Section 4.01), the requested loan shall be made available to the Borrower.

         2.03     LETTERS OF CREDIT.

         (a) THE LETTER OF CREDIT COMMITMENT. Subject to the terms and conditions set forth in this Agreement, until the Maturity Date, Lender shall take such Letter of Credit Actions denominated in Dollars as Borrower may from time to time request; provided, however, that (i) the Outstanding Obligations of Lender shall not exceed the Commitment, and (ii) all Letter of Credit Usage shall not exceed the Letter of Credit Sublimit at any time. Subject to subsection (f) below and, unless consented to by Lender, no Letter of Credit (other than Letter of Credit #705264 in the face amount of $25,000 in favor of City of Chicago, Department of Transportation) may expire more than 12 months after the date of its issuance or last renewal; provided, however, that no Letter of Credit shall expire more than 12 months after the Maturity Date. If any Letter of Credit Usage remains outstanding after the Maturity Date, Borrower shall, not later than such date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account. Letters of Credit issued and outstanding on the Closing Date shall be deemed validly issued and outstanding Letters of Credit with the same terms and maturity under this Agreement as under the Original Credit Agreement.

         (b) REQUESTING LETTER OF CREDIT ACTIONS. Borrower may irrevocably request a Letter of Credit Action by delivering a Letter of Credit Application therefor to Lender by Requisite Notice not later than the Requisite Time therefor. Each Letter of Credit Action shall be in a form acceptable to Lender in its reasonable discretion. Unless Lender notifies Borrower that it has determined in good faith that such Letter of Credit Action is contrary to any Laws or policies of Lender, Lender shall, upon satisfaction of the applicable conditions set forth in Section 4.02 with respect to any Letter of Credit Action constituting an Extension of Credit, effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application, including without limitation, any definition of "Default" or "Event of Default" in any such Letter of Credit Application, which shall be deemed superseded by the definitions thereof in this Agreement. Any requirement therein or in any provision of this Agreement to grant a security interest shall be subject to the prohibitions contained in Section 10.5 of the Note Purchase Agreement-1997 and Section 10.4 in the Note Purchase Agreement-2003.

         (c) REIMBURSEMENT OF PAYMENTS UNDER LETTERS OF CREDIT. Borrower shall reimburse Lender for any payment that Lender makes under a Letter of Credit on or before the date of such payment; provided, however, that if the conditions precedent set forth in Section 4.02 can be satisfied, Borrower may request a Borrowing of Loans to reimburse Lender for such payment pursuant to
Section 2.02, or, failing to make such request, Borrower shall be deemed to have requested a Borrowing on such payment date pursuant to subsection (e) below.

         (d)      NOT USED.

         (e)      NOT USED.

         (f) SPECIAL PROVISIONS RELATING TO EVERGREEN LETTERS OF CREDIT. Borrower may request Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit) so long as Lender consents in its sole and absolute discretion thereto and has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Lender may, in its sole and absolute discretion, elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

         (g) OBLIGATIONS ABSOLUTE. The obligation of Borrower to pay to Lender the amount of any payment made by Lender under any Letter of Credit issued for its account shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligation shall not be affected by any of the following circumstances:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) any amendment or waiver of or any consent to departure from such Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

                  (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Lender or any beneficiary of such Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                  (iv) any demand, statement, or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                  (v) payment by Lender in good faith under such Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit; or any payment made by Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

                  (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with such Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

                  (vii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with such Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                  (viii) the solvency or financial responsibility of any party issuing any documents in connection with such Letter of Credit;

                  (ix) any failure or delay in notice of shipments or arrival of any property;

                  (x) any error in the transmission of any message relating to such Letter of Credit not caused by Lender, or any delay or interruption in any such message;

                  (xi) any error, neglect or default of any correspondent of Lender in connection with such Letter of Credit;

                  (xii) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Lender;

                  (xiii) so long as Lender in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Lender in connection with such Letter of Credit; and

                  (xiv) any other circumstances whatsoever where Lender has acted in good faith.

         In addition, Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Lender in writing. Borrower shall be conclusively deemed to have waived any such claim against Lender and its correspondents unless such notice is given as aforesaid.

         (h) ROLE OF LENDER. Lender and Borrower agree that, in paying any drawing under a Letter of Credit, Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit. None of the respective correspondents, participants or assignees of Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (i) APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by Lender and Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by Lender, its correspondents, and beneficiaries will be governed by (i) with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" ("ISP98") or such later revision as may be published by the Institute of International Banking Law & Practice, subject to applicable laws, and (ii) with respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce (the "ICC") on the date any commercial Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro).

         (j) LETTER OF CREDIT FEE. With respect to standby Letters of Credit, Company shall pay to Lender on each March 31, June 30, September 30 and December 31, in arrears, a Letter of Credit fee equal to an annual rate of two and one-fourth percent (2.25%) of the actual daily maximum amount available to be drawn under each Letter of Credit since the later of the Closing Date and the previous Applicable Payment Date.

         (k) DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO LENDER. Company shall pay directly to Lender, upon demand, for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made.

         2.04 PREPAYMENTS. Upon Requisite Notice to Lender not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Loans in part in the Minimum Amount therefor or in full without premium or penalty. If for any reason the Outstanding Obligations exceed the Commitment as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrower shall immediately prepay its Loans in an amount sufficient to eliminate such excess.

         2.05     NOT USED.

         2.06 REDUCTION OR TERMINATION OF COMMITMENTS. Upon Requisite Notice to Lender not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Commitment in a Minimum Amount therefor to an amount not less than the Outstanding Obligations at such time, or terminate the Commitment. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitment being reduced or terminated.

         2.07     PRINCIPAL AND INTEREST.

         (a) Except as otherwise provided hereunder, if not sooner paid, Borrower agrees to pay the outstanding principal amount of each Loan on the Maturity Date.

         (b) Subject to subsection (c) below, and unless otherwise specified herein, Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to the Base Rate. Lender shall invoice Company for the amount of interest due on the due date thereof.

         (c) If any amount payable by any Borrower Party under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

         2.08     FEES.

         (a) COMMITMENT FEE. Company shall pay to Lender a Commitment Fee equal to an annual rate of four-tenths of one percent (.40%) of the actual daily amount by which the Commitment exceeds the Outstanding Obligations. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31. The Commitment Fee shall accrue at all times, including at any time during which one or more conditions in Section 4 are not met.

         2.09 COMPUTATION OF INTEREST AND FEES. Computation of interest on the Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.10     MAKING PAYMENTS.

         (a) Except as otherwise provided herein, all payments by Borrower shall be made to Lender at Lender's Office not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in U.S. Dollars. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

         (b)      Not used.

         (c) If any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

         2.11 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.SECTION 3.

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     TAXES.

         (a) Any and all payments by Borrower to or for the account of Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Lender, taxes imposed on or measured by its net income or branch profits or franchise taxes imposed on it (in lieu of net income or branch profits taxes), by the United States of America or by the jurisdiction (or any political subdivision thereof) under the Laws of which Lender is organized, in which its principal office is located or in which it maintains a lending office, and any other taxes withheld because Lender failed to timely deliver the forms required pursuant to Section 10.21 (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish Lender the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If Borrower shall be required by the Laws of any jurisdiction outside the United States to deduct any Taxes from or in respect of any sum payable under any Loan Document to Lender, Borrower shall also pay to Lender at the time interest is paid, such additional amount that Lender specifies as necessary to preserve the after-tax yield (after factoring in United States (federal and state) taxes imposed on or measured by net income) Lender would have received if such deductions (including deductions applicable to additional sums payable under this Section) had not been made.

         (d) Borrower agrees to indemnify Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

         3.02     NOT USED.

         3.03     NOT USED.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.(a) If any change in or the interpretation of any Laws have the effect of reducing the rate of return on the capital of Lender or compliance by Lender (or its Lending Office) or any corporation controlling Lender as a consequence of Lender's obligation hereunder (taking into consideration its policies with respect to capital adequacy and Lender's desired return on capital), then from time to time upon demand of Lender, Borrower shall pay to Lender such additional amounts as will compensate Lender for such reduction.

         3.05     NOT USED.

         3.06     MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) If Lender is claiming compensation under this Section 3, Lender shall in each case furnish a certificate to Borrower that states in reasonable detail in good faith the additional amount or amounts to be paid to it hereunder and the basis therefor. Any such certificate shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

         3.07 SURVIVAL. All of Borrower's obligations under this Section 3 shall survive termination of the Commitments and payment in full of all Obligations.

                                   SECTION 4.
                  CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

         4.01 CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Lender to make its initial Extension of Credit hereunder is subject to satisfaction of the following conditions precedent:

         (a) Receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower Party, each dated on, or in the case of third-party certificates, recently before the Closing Date and each in form and substance reasonably satisfactory to Lender and its legal counsel:

                  (i) AGREEMENT. Executed counterparts of this Agreement, sufficient in number for distribution to, Lender and Borrower;

                  (ii) NOTE. The Note duly executed and delivered by Borrower in favor of Lender, in a principal amount equal to the Commitment;

                  (iii) MASTER GUARANTY. The Master Guaranty duly executed and delivered by each Guarantor.

                  (iv)     RESOLUTIONS; INCUMBENCY.

                           (A) Copies of the resolutions of the board of directors or the executive committee of the board of directors of each Borrower Party approving and authorizing the execution, delivery and performance by such Borrower Party of the Loan Documents to which it is a party, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Borrower Party; and

                           (B) A certificate of the Secretary or Assistant Secretary of each Borrower Party, certifying the names and true signatures of the officers of each Borrower Party authorized to execute and deliver the Loan Documents to which it is a party.

                  (v) ARTICLES OF INCORPORATION; BY-LAWS AND GOOD STANDING. Each of the following documents:

                           (A) the articles or certificate of incorporation of each Borrower Party as in effect on the Closing Date, certified by the Secretary of State of the State of incorporation of each Borrower Party as of a recent date and by the Secretary or Assistant Secretary of each Borrower Party as of the Closing Date and the bylaws of each Borrower Party as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of each Borrower Party as of the Closing Date and

                           (B) a good standing certificate for Borrower from the Secretary of State of Delaware and the State of Missouri as of a recent date.

                  (vi) AMENDMENT TO NOTE PURCHASE AGREEMENT-1997 AND NOTE PURCHASE AGREEMENT-2003. Evidence that Company has amended the Note Purchase Agreement-1997 and the Note Purchase Agreement-2003 with terms and conditions satisfactory to Lender.

                  (vii)    NOT USED.

                  (viii) LEGAL OPINION. An opinion of Thompson Coburn, LLP, counsel to the Borrower Parties, and addressed to Lender.

                  (ix) PAYMENT OF FEES. Borrower shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with reasonable attorney fees, costs and expenses to the extent invoiced prior to or on the Closing Date.

                  (x) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that: (i) the representations and warranties contained in Section 5 are true and correct in all material respects on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists on the Closing Date and (iii) since December 31, 2003, there has been no change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

                  (xi) OTHER DOCUMENTS. Such other assurances, certificates, documents, consents or opinions as Lender reasonably may require.

         (b) The representations and warranties of any Borrower Party contained in Section 5, or which are contained in the Master Guaranty, any Compliance Certificates or any other material certificate furnished at any time under or in connection with any Loan Document shall be correct in all material respects on and as of the Closing Date except to the extent such representations and warranties specifically refer to an earlier date.

         (c) No Default or Event of Default shall have occurred and be continuing.

         (d) Lender shall have received and reviewed, with results reasonably satisfactory to it, information confirming that Borrower and its Subsidiaries are taking all reasonably necessary and appropriate steps to comply with the Sarbanes-Oxley Act and the implementing regulations thereunder.

         (e) The lenders party to the Existing Credit Agreement shall each have evidenced to Lender the termination of their commitments and the payment in full of obligations owing to them under the Existing Credit Agreement.

         4.02 CONDITIONS TO ALL EXTENSIONS OF CREDIT. In addition to any applicable conditions precedent set forth elsewhere in this Section 4 or in
Section 2, the obligation of Lender to honor any Request for Extension of Credit is subject to the following conditions precedent:

         (a) the representations and warranties of any Borrower Party contained in Section 5, or which are contained in the Master Guaranty, any Compliance Certificates or any other material certificate furnished at any time under or in connection with any Loan Document shall be correct in all material respects on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to an earlier date.

         (b) no Default or Event of Default exists, or would result from such proposed Extension of Credit.

         (c) Lender shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

         (d) Lender shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Lender reasonably may require.

         Each Request for Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of such Extension of Credit.

         4.03 CONDITIONS FOR A DOMESTIC SUBSIDIARY BECOMING A GUARANTOR. As a condition precedent to a Domestic Subsidiary becoming a Guarantor under the Master Guaranty, Lender shall have received the following with respect to such Subsidiary, in form and substance satisfactory to Lender:

         (a) With respect to all such Subsidiaries, the items referred to in Section 4.01(a)(iv) and, to the extent not previously delivered, the items referred in Section 4.01(a)(v).

         (b) With respect to all Subsidiaries, the opinion of the general counsel or assistant general counsel of Company (or such other counsel designated by Company and reasonably acceptable to Lender), in form reasonably acceptable to Lender, as to (i) such Subsidiary's obligations under the Loan Documents to which it will be a party being the legal, valid, binding and enforceable obligation of such Subsidiary and (ii) the execution, delivery and performance of such Loan Documents by such Subsidiary (A) being authorized by all necessary corporate, company or partnership action, as applicable, (B) not violating any law, decree, judgment or, to the knowledge of such counsel, contractual obligation to which such Subsidiary is a party or by which it or its assets are bound, and (C) not requiring any government approvals, consents, registrations or filings.

         (c) Exhibit A to the Master Guaranty duly executed by such Domestic Subsidiary, whereby such Domestic Subsidiary agrees to be bound by the terms and conditions of the Master Guaranty and, if the Intercreditor Agreement remains in effect, an acknowledgement to be bound by the Intercreditor Agreement in accordance with the terms thereof and each Note Purchase Agreement.

         (d) Such other opinions or documents as Lender may reasonably request.

                                   SECTION 5.
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower severally represents and warrants to Lender that:

         5.01 ORGANIZATION AND EXISTENCE. Each Covered Person is duly organized and existing in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in every jurisdiction where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect. Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted.

         5.02 AUTHORIZATION. Each Borrower Party is duly authorized to execute and perform every Loan Document to which such Borrower Party is a party, and each Borrower is duly authorized to borrow hereunder, and the Loan Documents to which it is a party have been duly authorized by all requisite corporate (or, if not a corporation, comparable) action of Borrower Party. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Borrower Party's execution, delivery or performance of this Agreement and the other Loan Documents, except for those already duly obtained or explicitly contemplated hereunder.

         5.03 DUE EXECUTION. Every Loan Document to which a Borrower Party is a party has been executed on behalf of such Borrower Party by a legally competent Person duly authorized to do so.

         5.04 ENFORCEABILITY OF OBLIGATIONS. Each of the Loan Documents to which a Borrower Party is a party constitutes the legal, valid and binding obligation of such Borrower Party, enforceable against such Borrower Party in accordance with its terms, except to the extent that the enforceability thereof against such Borrower Party may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles of general application.

         5.05 BURDENSOME OBLIGATIONS. No Covered Person is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Covered Person which would, if performed by such Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time.

         5.06 LEGAL RESTRAINTS. The execution of any Loan Document by a Borrower Party will not violate or constitute a default under the Charter Documents of such Borrower Party, any Material Agreement of such Borrower Party, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Borrower Party's property. The performance by any Borrower Party of its obligations under any Loan Document to which it is a party will not violate or constitute a default under the Charter Documents of such Borrower Party, any Material Agreement of such Borrower Party, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Borrower Party's property.

         5.07 LABOR DISPUTES. There is no pending or, to Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Covered Person or its employees, which is reasonably likely to have a Material Adverse Effect.

         5.08 NO MATERIAL PROCEEDINGS. There are no Material Proceedings pending or, to the best knowledge of Company, threatened, other than as described in item Schedule 5.08, copies of which have been furnished to Lender.

         5.09 MATERIAL LICENSES. All Material Licenses have been obtained or exist for each Covered Person.

         5.10 COMPLIANCE WITH MATERIAL LAWS. Each Covered Person is in compliance with all Material Laws. Without limiting the generality of the foregoing:

         (a) GENERAL COMPLIANCE WITH ENVIRONMENTAL LAWS. The operations and employee compensation practices of every Covered Person comply in all material respects with all applicable Environmental Laws, the failure to comply with which is reasonably likely to have a Material Adverse Effect.

         (b) PROCEEDINGS. None of the operations of any Covered Person are the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Laws.

         (c) INVESTIGATIONS REGARDING HAZARDOUS MATERIALS. None of the operations of any Covered Person are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material.

         (d) NOTICES AND REPORTS REGARDING HAZARDOUS MATERIALS. No notice or report under any Environmental Law indicating a past or present spill or release into the environment of any Hazardous Material from any property owned or operated by a Covered Person has been filed within the immediately preceding four fiscal years of such Covered Person, or is required to be filed by any Covered Person, to the extent such spill or release had or will have a Material Adverse Effect.

         (e) HAZARDOUS MATERIALS ON REAL PROPERTY. No Covered Person, nor to Company's knowledge, any other Person, has at any time transported, stored, disposed of, generated or released any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by such Covered Person, which event is reasonably likely to have a Material Adverse Effect. Company has no knowledge of any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by such Covered Person, which is reasonably likely to have a Material Adverse Effect. No property of such Covered Person is subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs included by such Governmental Authority in response to a spill or release of Hazardous Material into the environment.

         5.11 FINANCIAL STATEMENTS. The Financial Statements of Company as of December 31, 2003 as delivered to Lender by Company, are complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of Company as of the date and for the periods stated therein.

         5.12 NO CHANGE IN CONDITION. Since December 31, 2003, there has been no change which is reasonably likely to have a Material Adverse Effect.

         5.13 NO DEFAULTS. No Covered Person has breached or violated or has defaulted under any Material Agreement, or has defaulted with respect to any Material Obligation of such Covered Person. No Default or Event of Default exists.

         5.14. TAX LIABILITIES; GOVERNMENTAL CHARGES. Each Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained or where failure to file is not reasonably likely to have a Material Adverse Effect. Each Covered Person has paid or made adequate provision for payment of all Taxes of such Covered Person, except (a) Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP or
(b) where failure to pay is not reasonably likely to have a Material Adverse Effect. No Security Interests for any such Taxes has been filed and no claims are being asserted with respect to any such Taxes which, if adversely determined, are reasonably likely to have a Material Adverse Effect. There are no material unresolved issues concerning any liability of a Covered Person for any Taxes which, if adversely determined, are reasonably like to have a Material Adverse Effect.

         5.15 PENSION BENEFIT PLANS. All Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate of such Covered Person qualify under
Section 401 of the Code and are in compliance in all material respects with the provisions of ERISA. Except with respect to events or occurrences which do not have and are not reasonably likely to have a Material Adverse Effect:

         (a) PROHIBITED TRANSACTIONS. None of such Pension Benefit Plans has participated in, engaged in or been a party to any non exempt prohibited transaction as defined in ERISA or the Code, and no officer, director or employee of a Covered Person or of an ERISA Affiliate of such Covered Person has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

         (b) CLAIMS. Other than normal claims for benefits, there are no claims, pending or threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate of such Covered Person, nor is there any reasonable basis to anticipate any claims involving any such Pension Benefit Plan which would likely be successfully maintained against such Covered Person or ERISA Affiliate of such Covered Person.

         (c) REPORTING AND DISCLOSURE REQUIREMENTS. There are no violations of any reporting or disclosure requirements with respect to any such Pension Benefit Plan and none of such Pension Benefit Plans has violated any applicable Law, including ERISA and the Code.

         (d) ACCUMULATED FUNDING DEFICIENCY. No such Pension Benefit Plan has (i) incurred an accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days of the occurrence has not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

         (e) MULTI EMPLOYER PLAN. No Covered Person or ERISA Affiliate of such Covered Person has received notice that any Multi Employer Plan to which any Covered Person contributes or is obligated to contribute is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no such Multi Employer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

         5.16 EMPLOYEE BENEFIT PLANS. No Covered Person or ERISA Affiliate of such Covered Person maintains an employee benefit plan that has a liability which, if enforced or collected, would have a Material Adverse Effect. Each Covered Person and ERISA Affiliate of such Covered Person has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

         5.17 STATE OF PROPERTY. Each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Initial Financial Statements, except for property sold in the ordinary course of business after the date of the Initial Financial Statements and except for any defects in title which are not reasonably likely to have a Material Adverse Effect. There are no Security Interests on any of the property purported to be owned by any Covered Person except Security Interests permitted under this Agreement.

         5.18 SUBSIDIARIES. As of the Closing Date, Company has no Subsidiaries other than the Subsidiaries listed in Schedule 5.18, and all Domestic Subsidiaries other than Mississippi Textiles Corporation and Insituform (Netherlands) B.V., Inc. are Guarantors. After the Closing Date, all Domestic Subsidiaries other than Mississippi Textiles Corporation and Insituform (Netherlands) B.V., Inc. are Guarantors within the time period set forth in
Section 6.10.

         5.19 MARGIN STOCK. Company is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and none of the proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U. None of the transactions contemplated by any Permitted Acquisition will violate Regulation U of the FRB.

         5.20 HOSTILE SECURITIES TRANSACTIONS. No proceeds of any Loan will be used to acquire from any Person any security in a transaction that is hostile from the point of view of such Person.

         5.21 INVESTMENT COMPANY ACT, ETC. No Borrower Party is an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled (within the meaning of such Investment Company Act) by such an investment company or an affiliated person of, or promoter or principal underwriter for, an investment company, as such terms are defined in the Investment Company Act of 1940, as amended. No Borrower Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Interstate Commerce Act.

         5.22 FILINGS. All registration statements, reports, proxy statements and other documents, if any, required to be filed by Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, have been filed, and such filings are complete and accurate in all material respects and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements there in not misleading in light of the circumstances in which made.

         5.23 BROKER'S FEES. No broker or finder is entitled to compensation for services rendered with respect to the loan transactions contemplated by this Agreement and the other Loan Documents.

         5.24 INDEBTEDNESS OUTSTANDING ON CLOSING DATE. Schedule 5.24 lists, as of the Closing Date, all outstanding Indebtedness of Company and its Subsidiaries in excess of $1,000,000, all Liens on property of Company and its Subsidiaries securing Indebtedness in excess of $1,000,000 and all contractual obligations undertaken by the Company and its Subsidiaries in connection with Indebtedness in excess of $1,000,000 restricting Liens on property of Company and its Subsidiaries.

         5.25 PROJECTIONS. Notwithstanding anything in the Loan Documents to the contrary, no Borrower Party shall be construed as having made any representation, warranty or covenant with respect to any projection or forecast, or the achievement thereof, except that whenever Company or its Subsidiaries shall from time to time deliver projections in connection with any Loan Document, to the best knowledge of Company when delivered, the assumptions set forth in such projections are reasonable and consistent with each other and with all facts known to Company at such time, and such projections are reasonably based on such assumptions.

         5.26 FULL DISCLOSURE. Company has disclosed to Lender all information regarding the business, operations, property, financial condition, or business prospects of itself and every Covered Person which is reasonably likely to have a Material Adverse Effect.

         5.27 USE OF PROCEEDS. None of the proceeds of the Loans will be used directly or indirectly to fund a personal loan to or for the benefit of a director or executive officer of Borrower or a Guarantor.

         5.28 BONDING CAPACITY. Company and its Subsidiaries have in place and available to it and them surety and performance bonds adequate in amount and credit quality to continue in the ordinary course of their business as presently projected over the course of the next eighteen (18) months.

                                   SECTION 6.
                              AFFIRMATIVE COVENANTS

         Until Final Payment, Company shall, and shall (except in the case of Company's reporting covenants under Sections 6.01 and 6.02), cause each Subsidiary to:

         6.01     FINANCIAL STATEMENTS. Deliver to Lender:

         (a) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of Company (unless Company has timely filed a Form 12b-25 with the Securities and Exchange Commission with respect to such fiscal year, in which case such period shall be 105 days after the close of such fiscal year), year-end consolidated and consolidating Financial Statements of Company and its Subsidiaries (to include balance sheet, income statement and statement of cash flows), setting forth in each case in comparable form the figures for the previous year, all in reasonable detail and containing an audit report without qualification (except the qualification Pricewaterhouse Coopers LLP does not express any opinion with respect to the financial statements of the Company and its Subsidiaries for fiscal years 2000 and 2001) with respect to such consolidated statements by Pricewaterhouse Coopers, LLP or such other independent certified public accounting firm selected by Company and satisfactory to Lender, and certified by the officers of the Company as required by the Sarbanes-Oxley Act.

         (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the end of each fiscal quarter of Company (unless Company has timely filed a Form 12b-25 with the Securities and Exchange Commission with respect to such fiscal quarter, in which case such period shall be 50 days after the close of such fiscal quarter), unaudited consolidated and consolidating Financial Statements of Company and its Subsidiaries (to include balance sheet, income statement and statement of cash flows) for the most recent quarter not covered by the latest year-end Financial Statements required hereunder to be delivered to Lender.

         6.02 CERTIFICATES, NOTICES AND OTHER INFORMATION. Deliver to Lender in form and detail reasonably satisfactory to Lender:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of the independent certified public accounting firm that examined such consolidated Financial Statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such consolidated Financial Statements, nothing came to their attention that caused them to believe that an event or condition that constitutes a Default or Event of Default has occurred or existed insofar as such conditions or events relate to accounting matters, except for those, if any, described in reasonable detail in such certificate;

         (b) concurrently with the delivery of the financial statements referred to in Section 6.01(a), or as promptly as available thereafter, the management letter and report on internal controls delivered by such independent certified public accounting firm in connection with their audit of such financials;

         (c) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Company, along with the current compliance certificates submitted pursuant to the Note Purchase Agreement-1997 and the Note Purchase Agreement-2003;

         (d) promptly after their preparation, copies of any and all (i) proxy statement, financial statements and reports which Company makes available to its stockholders generally, and (ii) reports, registration statements and prospectuses, if any, filed by Company with any securities exchange or the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;

         (e) within the 60 days following the first day of each fiscal year of Company, projected or forecasted consolidated balance sheets, statements of income and expense, and statements of cash flows for Company and its Subsidiaries (including any Subsidiary then proposed to be acquired, organized or created in connection with a Permitted Acquisition and to continue in existence after consummation thereof) as of the end of and for each fiscal quarter in such fiscal year in such reasonable detail as Lender may require;

         (f) within forty-five (45) days after the end of each fiscal quarter, a job status report for each project of Company and its Subsidiaries containing such detail and information as are satisfactory to Lender;

         (g) promptly upon any Responsible Officer of Company becoming aware of the occurrence thereof, notice of any Default or Event of Default;

         (h) concurrently with delivery to the noteholders under the Note Purchase Agreement-1997 and the Note Purchase Agreement-2003, such other reports, certificates and notices are delivered or given under either or both of said Note Purchase Agreements; and

         (i) promptly after any Responsible Officer becomes aware thereof, notice of the cancellation of or refusal to extend a performance or payment bond or surety contract to Company or a Subsidiary in connection with work to be performed by Company or any Subsidiary or any joint venture in which Company or any Subsidiary participates, and notice of the face amount of claims against such performance or payment bonds or surety contracts to the extent such claims in the aggregate exceed $500,000 at any one time.

         6.03 USE OF PROCEEDS. Use all proceeds of the Loans solely for working capital and other lawful corporate purposes.

         6.04 CORPORATE EXISTENCE. Except as permitted by the Note Purchase Agreement - 1997 or the Note Purchase Agreement - 2003, maintain its existence in good standing and shall maintain in good standing its right to transact business in those states in which it is now or hereafter doing business, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect, and obtain and maintain all Material Licenses for such Covered Person.

         6.05 MAINTENANCE OF PROPERTY AND LEASES. Maintain in good condition and working order, and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person, and maintain in good standing and free of defaults all of its leases of buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person.

         6.06 INSURANCE. At all times keep insured or cause to be kept insured, with financially sound and reputable insurers, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured, and at all times carry insurance, with financially sound and reputable insurers, against liability on account of damage to persons or property (including product liability insurance and insurance required under all applicable workers' compensation laws) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person.

         6.07 PAYMENT OF TAXES AND OTHER OBLIGATIONS. Promptly pay and discharge or cause to be paid and discharged, as and when due, all taxes lawfully assessed or imposed on it, and all taxes lawfully assessed upon any of its property, or upon the income or profits therefrom, and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of its property; provided, however, that a Covered Person may diligently contest in good faith by appropriate proceedings the validity of any such taxes or claims if Company has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person, and no Security Interest, other than a Permitted Security Interest, results from such non-payment.

         6.08 COMPLIANCE WITH LAWS. Comply with all Material Laws. Without limiting the generality of the foregoing:

         (a) ENVIRONMENTAL LAWS. Comply and shall use commercially reasonable efforts to ensure compliance by all tenants, subtenants and other occupants of the property of such Covered Person, if any, with all Environmental Laws whose violation is reasonably likely to have a Material Adverse Affect.

         (b) PENSION BENEFIT PLANS. Shall, and shall cause each ERISA Affiliate of such Covered Person to, at all times make prompt payments or contributions to meet the minimum funding standards under ERISA and the Code with respect to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered Person, and shall comply with all reporting and disclosure requirements and all provisions of the Code and ERISA applicable to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate to such Covered Person, if non compliance therewith is reasonably likely to have a Material Adverse Affect.

         (c) DISCOVERY AND CLEAN UP OF HAZARDOUS MATERIAL. Upon receiving notice of any violation of Environmental Laws or any similar notice described in
Section 6.02, or upon otherwise discovering Hazardous Material on any property owned or operated by such Covered Person which is in violation of, or which is reasonably likely to result in liability under, any Environmental Law which is reasonably likely to have a Material Adverse Effect, shall: (i) promptly take such acts as may be necessary to prevent danger or harm to the affected property or any person therein as a result of such Hazardous Material, and (ii) take all necessary steps to initiate and expeditiously complete all removal, remedial, response, corrective and other action to eliminate any such environmental problems, and keep Lender informed of such actions and the results thereof.

         6.09 ACCOUNTING SYSTEM. Maintain a system of accounting established and administered in accordance with GAAP.

         6.10 ADDITIONAL GUARANTORS. Cause each Domestic Subsidiary other than Mississippi Textiles Corporation and Insituform (Netherlands) B.V., Inc. to become a Guarantor by complying, within 90 days of becoming a Domestic Subsidiary, with the applicable provisions of Section 4.03 on its part to be performed in such cases. Each and every obligation and condition under this

Agreement with respect to the delivery of the Master Guaranty or a Domestic Subsidiary becoming a Guarantor hereunder shall be subject to the prior or contemporaneous execution and delivery by Lender of such agreements as are contemplated by Section 9.8(e) of the Note Purchase Agreement-1997 and the equivalent provision, if any, in the Note Purchase Agreement-2003, on their part to be performed in such cases. Upon Final Payment, the Master Guaranty shall terminate and be of no further force or effect, except with respect to provisions thereof which by their terms survive the termination thereof, subject to reinstatement as contemplated in Section 10.23.

         6.11 AUDITS BY LENDER. Permit Lender or Persons authorized by and acting on behalf of Lender at any time and from time to time during normal business hours to audit the books and records, and inspect any of the property, of each Covered Person from time to time upon reasonable prior notice to such Covered Person, and in the course thereof permit Lender or such Persons to make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants, bonding and surety companies, officers and employees. Company shall cause each Covered Person to cooperate with Lender and such Persons in the conduct of such audits and shall deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for such Covered Person. The reasonable expenses of Lender incurred in conducting the foregoing audits and inspections, after a Default or Event of Default, shall be reimbursed by Company to Lender.

         6.12 ACCESS TO OFFICERS AND AUDITORS. Permit Lender and Persons authorized by them, upon reasonable prior notice and during normal business hours, to discuss the affairs, finances and accounts of such Covered Person with its officers and independent auditors as often as they may reasonably request, and direct such officers and independent auditors to cooperate with them and make full disclosure to them of these matters that they may deem relevant to the continuing ability of Company timely to pay and perform the Obligations.

         6.13 FURTHER ASSURANCES. Execute and deliver to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                   SECTION 7.
                               NEGATIVE COVENANTS

         Until Final Payment, Company shall not, nor shall it permit any Covered Person to directly or indirectly:

         7.01 NOTE PURCHASE AGREEMENTS. Fail to observe or perform any of the covenants on the part of a Covered Person to be observed or performed under
Section 10 of the Note Purchase Agreement-1997 and the Note Purchase Agreement-2003.

         7.02 AMENDMENTS; PREPAYMENTS. Amend Section 10 or the defined terms contained therein or Section 11 of the Note Purchase Agreement-2003 or the Note Purchase Agreement-1997, or voluntarily prepay in whole or in part the notes issued pursuant to the Note Purchase Agreement-1997 or the Note Purchase Agreement-2003. Nothing in the preceding sentence shall prohibit or restrict the mandatory or required prepayment of said notes in accordance with the terms of the Note Purchase Agreement - 1997 and the Note Purchase Agreement - 2003.

         7.03 TERMINATION OF PENSION BENEFIT PLAN. Terminate or amend, or permit any ERISA Affiliate of any Covered Person to terminate or amend, any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered Person if such termination or amendment would result in any liability to such Covered Person or ERISA Affiliate of such Covered Person under ERISA which is reasonably likely to have a Material Adverse Effect or any increase in current liability for the plan year for which such Covered Person or ERISA Affiliate of such Covered Person is required to provide security to such Pension Benefit Plan under the Code which is reasonably likely to have a Material Adverse Effect.

         7.04 CONFLICTING AGREEMENTS. Enter into any agreement, engage in any transaction, acquire or create any Subsidiary, or transfer assets to any Subsidiary (whether or not it is actively engaged in a trade or business) that would immediately or in a reasonably foreseeable time result in a Default or Event of Default; or enter into any agreement that would immediately or in a reasonably foreseeable time, if fully complied with or performed by it, result in a Default or Event of Default.

                                   SECTION 8.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default:

         (a) PAYMENT OF PRINCIPAL. Borrower fails to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due; or

         (b) PAYMENT OF INTEREST, FEES AND OTHER AMOUNTS. Any Borrower Party fails to pay (i) any interest on any Outstanding Obligation within five days after the date when due or (ii) any other fees or amount due under any Loan Document within five days after notice from Lender that the same is due; or

         (c) REPORTING, AUDITS AND ACCESS COVENANTS AND CERTAIN NEGATIVE COVENANTS. Any default occurs in the observance or performance of any agreement contained in Section 6.01, 6.02(a), (b), (c), or 6.11, 6.12, 7.01, 7.02; or

         (d) OTHER DEFAULTS. Any Borrower Party defaults in the performance of or compliance with any term contained in any Loan Document (other than those otherwise referred to in this Section 8) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from Lender; or

         (e) REPRESENTATIONS AND WARRANTIES. Any representation or warranty contained in Section 5, or which is contained in the Master Guaranty, any Compliance Certificate or any other material certificate furnished at any time under or in connection with any Loan Document proves to have been incorrect in any material respect when made or deemed made; or

         (f) CROSS DEFAULT. An "Event of Default" occurs as defined in the Note Purchase Agreement-2003 or the Note Purchase Agreement-1997 (and irrespective of whether such an

Event of Default is declared or waived by the noteholders thereunder or cured by the issuer thereunder);

         (g) BANKRUPTCY; INSOLVENCY; ETC. Any Borrower Party (i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes a general assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of any Borrower Party or any substantial part of its property; (iv) commences any proceeding relating to any Borrower Party under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of 60 days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of 60 days; or (vi) takes any corporate action to authorize any of the foregoing; or

         (h) LIQUIDATION OR DISSOLUTION. Except as permitted by the Note Purchase Agreement - 1997 or the Note Purchase Agreement - 2003, any Borrower Party files a certificate of dissolution under applicable state law or is liquidated or dissolved, or has commenced against it any action or proceeding for its liquidation or dissolution which is not dismissed within 60 days, or takes any corporate action in furtherance thereof.

         8.02 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of Lender provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

         (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.01(g):

                  (i) Lender may, in its sole discretion, terminate the Commitment and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by each Borrower Party; and

                  (ii)     Lender may, in its sole discretion but subject to
         Section 2.03(b), demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letter of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

         (b)      Upon the occurrence of any Event of Default described in
Section 8.01(g):

                  (i) the Commitment and all other obligations of Lender shall automatically terminate without notice to or demand upon any Borrower Party, which are expressly waived by Borrower;

                  (ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by each Borrower Party; and

                  (iii) subject to Section 2.03(b), an amount equal to the aggregate amount of all outstanding Letter of Credit Usage shall be immediately due and payable to Lender without notice to or demand upon any Borrower Party, which are expressly waived by each Borrower Party, to be held in a Letter of Credit Cash Collateral Account.

         (c) Upon the occurrence of any Event of Default, Lender, without notice to (except as expressly provided for in any Loan Document) or demand, which are expressly waived by each Borrower Party (except as to notices expressly provided for in any Loan Document), may proceed to protect, exercise and enforce its rights and remedies under the Loan Documents against any Borrower Party and such other rights and remedies as are provided by Law or equity.

         (d) The order and manner in which Lenders' rights and remedies are to be exercised shall be as determined by Lender in its sole and absolute discretion. Regardless of how Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Attorney Costs) incurred by Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing Lender under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable and the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Lender hereunder or thereunder or at Law or in equity.

                                   SECTION 9.
                                    NOT USED

                                   SECTION 10.
                                  MISCELLANEOUS

         10.01 AMENDMENTS; CONSENTS. No amendment, modification, supplement , extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Borrower Party therefrom shall be effective unless in writing signed by Borrower and Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, without the approval in writing of Lender, no amendment, modification, supplement, termination, waiver or consent will be effective.

         10.02    TRANSMISSION AND EFFECTIVENESS OF COMMUNICATIONS AND
SIGNATURES.

         (a) MODES OF DELIVERY. Except as otherwise provided in any Loan Document, notices, requests, demands, directions, agreements and documents delivered in connection with the Loan Documents (collectively, "communications") shall be transmitted by Requisite Notice to the number and address set forth on
Schedule 10.02, may be delivered by the following modes of delivery, and shall be effective as follows:

MODE OF DELIVERY        EFFECTIVE ON EARLIER OF ACTUAL RECEIPT AND:
----------------        -------------------------------------------
Courier                 Scheduled delivery date

Facsimile               When transmission in legible form complete

Mail Fourth Business Day after deposit in U.S. mail first class postage pre-paid

Personal delivery       When received

Telephone               When conversation completed

Electronic Mail         When received

provided, however, that communications delivered to Lender pursuant to Section 2 shall not be effective until actually received by Lender.

         (b) RELIANCE BY LENDER. Lender shall be entitled to rely and act on any communications purportedly given by or on behalf of any Borrower Party even if (i) such communications (A) were not made in a manner specified herein,
(B) were incomplete or (C) were not preceded or followed by any other notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. Company shall indemnify Lender from any loss, cost, expense or liability as a result of relying on any communications permitted herein.

         (c) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such document and signatures shall, subject to applicable Law, have the same force and effect as hard-copies with manual signatures and shall be binding on all Borrower Parties and Lender. Lender may also require that any such documents and signatures be confirmed by a manually signed hardcopy thereof; provided, however, that the failure to request or deliver any such manually signed hardcopy shall not affect the effectiveness of any facsimile document or signature.

         (d) EFFECTIVENESS OF ELECTRONIC MAIL. Electronic mail may be used to distribute routine communications, such as financial statements and other information and to distribute agreements and other documents to be signed by Lender; provided, however, that no Request for Extension of Credit or executed or legally-binding notice, agreement, waiver, amendment or other communication may be sent by electronic mail.

         10.03 ATTORNEY COSTS, EXPENSES AND TAXES. Company agrees (a) to pay or reimburse Lender for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification requested by Company to, any Loan Documents, and any other documents prepared in connection therewith, including all Attorney Costs, and (b) after the occurrence of a Default or Event of Default (whether or not waived) or in connection with transactions requested by Company, to pay or reimburse Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out of pocket expenses incurred by Lender and the cost of independent public accountants and other outside experts retained by Lender. The agreements in this Section shall survive repayment of all Obligations.

         10.04    BINDING EFFECT; ASSIGNMENT.

         (a) This Agreement and the other Loan Documents to which a Borrower Party is a party will be binding upon and inure to the benefit of each Borrower Party, Lender and their respective successors and assigns, except that, no Borrower Party may assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of Lender and any such attempted assignment shall be void. Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release such Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

         (b) From time to time following the Closing Date, Lender may assign to one or more Eligible Assignees all or any portion of its Commitment and/or Extensions of Credit; provided that (i) such assignment, if not to an Affiliate of the Lender, shall be subject to the prior written consent of Company at all times other than during the existence of a Default or Event of Default (which approval of Company shall not be unreasonably withheld or delayed), (ii) a copy of a duly signed and completed endorsement and assignment shall be executed, (iii) the effective date of any such assignment shall be as specified in the endorsement and assignment and (iv) such assignee shall become a "Creditor" under and as defined in the Intercreditor Agreement by executing and delivering a counterpart thereof and complying with the provisions thereof. Upon obtaining any consent required as set forth in the prior sentence and payment of the requisite fee described below, the assignee named therein shall be Lender for all purposes of this Agreement, and the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Lender to Borrower of the Note) to such assignee Lender, the Note evidencing such assignee Lender's Loans. For purposes hereof, each mutual fund that is an Affiliate of Lender shall be deemed to be a single Eligible Assignee, whether or not such fund is managed by the same fund manager as other mutual funds that are Affiliates of the same Lender.

         (c) Lender may from time to time, without the consent of any other Person, grant participations to one or more other Person all or any portion of its Commitment and/or Extensions of Credit; provided, however, that (i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 3 (but only to the extent that the cost of such benefits to Company does not exceed the cost which Company would have incurred in respect of Lender absent the participation) and subject to Sections 10.05 and 10.06, (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement, (v) the participation agreement shall not restrict an increase in the combined Commitment or in granting

Lender's Commitment, so long as the amount of the participation interest is not increased, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided, however, that Lender may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, or (C) reduces the amount of any installment of principal owing to such participant. If Lender sells a participation to any Person that is a "foreign corporation, partnership or trust" within the meaning of the Code, it shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of Section 10.21 as if such Person were a Lender and provide that Borrower shall be a third party beneficiary of such covenant.

         10.05 SET OFF. In addition to any rights and remedies of Lender or any assignee or participant of Lender or any Affiliate thereof (each a, "Proceeding Party") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to any Borrower Party, any such notice being waived by Borrower Parties to the fullest extent permitted by law, to proceed directly, by right of set off, banker's lien or otherwise, against any assets of the Borrower Parties which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Lender agrees promptly to notify Company after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

         10.06    NOT USED.

         10.07    NO WAIVER; CUMULATIVE REMEDIES.

         (a) No failure by Lender to exercise, and no delay by Lender in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

         (c) The terms and conditions of Section 9 are for the sole benefit of Lender.

         10.08 USURY. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         10.09 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10 INTEGRATION. This Agreement, together with the other Loan Document is and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.11 NATURE OF LENDERS' OBLIGATIONS. Nothing contained in this Agreement or any other Loan Document and no action taken by Lender pursuant hereto or thereto may, or may be deemed to, make Lender a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower.

         10.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof. Such representations and warranties have been or will be relied upon by Lender, notwithstanding any investigation made by Lender or on its behalf.

         10.13    INDEMNITY BY BORROWER.

         (a) Borrower agrees to indemnify, save and hold harmless Lender and its Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Borrower Party, any of their Affiliates or any of their officers or directors; (ii) any and all claims, demands, actions or causes of action (other than by Lender) arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitment, the use or contemplated use of the proceeds of any Loan, or the relationship of any Borrower Party and Lender under this Agreement; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (i) or (ii) above; and (iv) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, except as aforesaid, whether or not an Indemnitee is a party to such clam, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The foregoing indemnity shall not extend to any indirect or consequential damages except to the extent such damages are recoverable under a third-party claim against an Indemnitee. The agreements in this Section shall survive repayment of all Obligations.

         (b) Promptly after receipt by an Indemnitee of a notice of the commencement of any action or proceeding that may give rise to indemnification hereunder, such Indemnitee will notify Company. Company shall have the right to undertake, conduct and control through counsel of its own choosing (which counsel shall be reasonably acceptable to the Indemnitees) and at the sole expense of Company, the conduct and settlement of any Indemnified Liabilities, and the Indemnitees shall cooperate with Company in connection therewith; provided that Company shall permit any Indemnitee to participate in such conduct and settlement through counsel chosen by such Indemnitee, but the fees and expenses of such counsel shall be borne by such Indemnitee. Notwithstanding the foregoing, if the interests of Company and any Indemnitee become adverse in any such claim or course of action, such Indemnitee shall have the right to employ its own counsel, and the reasonable fees and expenses of such counsel shall be at Company's costs and expense. Borrower shall not be liable for any settlement of any claim or action effected without its prior written consent, such consent not to be unreasonably withheld.

         10.14 NONLIABILITY OF LENDERS. Borrower acknowledges and agrees that:

         (a) Any inspections of any property of any Borrower Party made by or through Lender are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

         (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender;

         (c) The relationship between Borrower and Lender is, and shall at all times remain, solely that of borrower and lender; Lender shall not under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; Lender does not undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any other Person is entitled to rely thereon; and

         (d) Lender shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of Borrower and/or its Affiliates, and Borrower hereby indemnifies and holds Lender and its Affiliates harmless from any such loss, damage, liability or claim subject to the procedures and limitations governing indemnification under
Section 10.13.

         10.15 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Lender in connection with the Extensions of Credit, and is made for the sole benefit of Borrower and Lender, and Lender's successors and assigns. Except as provided in Sections 10.04 and 10.13, no other Person shall have any rights of any nature hereunder or by reason hereof.

         10.16 SEVERABILITY. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.17 CONFIDENTIALITY. Lender shall use any confidential non-public information concerning the Borrower Parties and their Subsidiaries that is furnished to Lender by or on behalf of the Borrower Parties and their Subsidiaries in connection with the Loan Documents (collectively, "Confidential Information") solely for the purpose of evaluating and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Lender may disclose Confidential Information (a) to its affiliates or any of its affiliates' directors, officers, employees, auditors, counsel, advisors, or representatives (collectively, the "Representatives") whom it determines need to know such information for the purposes set forth in this Section; (b) to any bank or financial institution or other entity to which Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein; (c) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Lender's business or that of its Representatives in connection with the exercise of such authority or claimed authority ; (d) to the extent necessary or appropriate to effect or preserve Lender's or any of its Affiliates' security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against Lender or any of its Representatives; and (e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Lender's possession prior to its being provided by or on behalf of the Borrower Parties, provided that such information is not known by Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, a Borrower Party, (y) is or becomes publicly available (other than through a breach hereof by Lender), or (z) becomes available to Lender on a nonconfidential basis, provided that the source of such information was not known by Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

         10.18 FURTHER ASSURANCES. Each Borrower Party shall, and shall cause its Subsidiaries to, at their expense and without expense to Lender, do, execute and deliver such further acts and documents as Lender from time to time reasonably requires for the assuring and confirming unto Lender the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

         10.19 HEADINGS. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

         10.20    TIME OF THE ESSENCE. Time is of the essence of the Loan
Documents

         10.21    NOT USED.

         10.22 COMPELLED RETURN OF PAYMENTS OR PROCEEDS. If Lender is for any reason compelled to surrender any payment from Borrower because such payment is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then each Loan Document and the Obligations to which such payment was applied or intended to be applied shall be revived with respect thereto as if such application was never made; and Borrower shall be liable to pay to Lender, and shall indemnify Lender for, and hold Lender harmless from, any loss with respect to, the amount of such payment surrendered. This Section shall be effective notwithstanding any contrary action Lender may take in reliance upon its receipt of any such payment. Any such contrary action so taken by Lender shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment having become final and indefeasible. The provisions of this Section shall survive termination of the Commitment, the expiration of the Letters of Credit and the payment and satisfaction of all Obligations.

         10.23    GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MISSOURI APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF MISSOURI SITTING IN THE COUNTY OF ST. LOUIS OR OF THE UNITED STATES FOR THE EASTERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER PARTY AND LENDER CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER PARTY AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH

BORROWER PARTY AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.24 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.25 ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (LENDERS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH, TOGETHER WITH THE LOAN DOCUMENTS, IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         10.26 CREDIT AGREEMENT. This Agreement amends and restates in its entirety the Original Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         INSITUFORM TECHNOLOGIES, INC.

                                         By: /s/ Christian G. Farman
                                             -----------------------------------
                                             Name:  Christian G. Farman
                                             Title: Vice President & Chief
                                                    Financial Officer

                                         BANK OF AMERICA, N.A.

                                         By: /s/ Kevin L. Handley
                                             -----------------------------------
                                             Name: Kevin L. Handley
                                             Title: Senior Vice President

                                                                       EXHIBIT A

                     FORM OF REQUEST FOR EXTENSION OF CREDIT

                                                           Date: _________, ____

To: Bank of America, N.A.

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of March 12, 2004 between Insituform Technologies, Inc., a Delaware corporation ("Company"), and BANK OF AMERICA, N.A., (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined).

         The undersigned hereby requests (select one):

         A Borrowing of Loans

         1. On _______________________________________.

         2. In the amount of $____________

         The foregoing request complies with the requirements of Section 2.01 of the Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds therefrom:

                  (a) The representations and warranties made by any Borrower Party in the Agreement, or which are contained in the Master Guaranty, any Compliance Certificate, the Intercreditor Agreement or any other material certificate furnished at any time under or in connection therewith, are and will be correct on and as of the date of this Extension of Credit in all material respects, except to the extent that such representations and warranties specifically refer to any earlier date; and

                  (b) No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Extension of Credit.

                                             INSITUFORM TECHNOLOGIES, INC.

                                             By:  ______________________________
                                             Name:  ____________________________
                                             Title:  ___________________________

                     Form of Request for Extension of Credit

                                                                       EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

                                      Financial Statement Date: _________, ____,
To:  Bank of America, N.A.

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of March 12, 2004 between Insituform Technologies, Inc., a Delaware corporation ("Company") and BANK OF AMERICA, N.A., (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

         The undersigned Responsible Officer hereby certifies as of the date hereof that he is the ______________________________ of Company, and that, as such, he is authorized to execute and deliver this Certificate to Lender on the behalf of Company, and that:

            [Use following for fiscal YEAR-END financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

           [Use following for fiscal QUARTER-END financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and changes in cash flows of Company and its Subsidiaries in accordance with GAAP as at such date and for such periods, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his supervision, a detailed review of the transactions and conditions (financial or otherwise) of Company during the accounting period covered by the attached financial statements.

         3. A review of the activities of Borrower Parties during such fiscal period has been made under my supervision with a view to determining whether during such fiscal period Borrower Parties performed and observed all their respective Obligations under the Loan Documents, and

                         Form of Compliance Certificate

                                  [SELECT ONE]

         [THE EXAMINATIONS DESCRIBED IN PARAGRAPHS 2 AND 3 ABOVE DID NOT DISCLOSE, AND I HAVE NO KNOWLEDGE OF, THE EXISTENCE OF ANY CONDITION OR EVENT WHICH CONSTITUTES A DEFAULT OR EVENT OF DEFAULT AS OF THE DATE OF THIS COMPLIANCE CERTIFICATE.]

                                      -OR-

         [THE FOLLOWING IS A LIST OF EACH DEFAULT OR EVENT OF DEFAULT AND ITS NATURE AND STATUS:]

         4. There is no Default or Event of Default as defined and provided in the Note Purchase Agreement-1997 and the Note Purchase Agreement-2003.

         5. Attached hereto are the most recent compliance certificates submitted by Borrower pursuant to the Note Purchase Agreement-1997 and the Note Purchase Agreement-2003.

         6. The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section
5.11 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01 of the Agreement, including the statements in connection with which the Compliance Certificate is delivered.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________, ____.

                                             INSITUFORM TECHNOLOGIES, INC.

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                         Form of Compliance Certificate

                                                                       EXHIBIT C

                                 PROMISSORY NOTE

$25,000,000.00                                                    March 12, 2004

         FOR VALUE RECEIVED, the undersigned, Insituform Technologies, Inc. ("Borrower"), hereby promises to pay to the order of Bank of America, N.A. ("Lender"), on the Maturity Date (as defined in the Credit Agreement referred below) the sum of Twenty-Five Million Dollars ($25,000,000.00), or such lesser principal amount of Loans (as defined in the Credit Agreement referred to below) payable by Borrower to Lender on such Maturity Date under that certain Amended and Restated Credit Agreement dated as of March 12, 2004 between Borrower, and Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

         Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Agreement. All payments of principal and interest shall be made to Lender in immediately available funds at Lender's Payment office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the "Notes" referred to in the Agreement. Reference is hereby made to the Agreement for rights and obligations of payment and prepayment, events of default and the right of Lender to accelerate the maturity hereof upon the occurrence of such events. Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

                              Form Promissory Note

         Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by Lender in connection with the collection or enforcement of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI.

                                             INSITUFORM TECHNOLOGIES, INC.

                                             By ________________________________
                                             Name ______________________________
                                             Title _____________________________

                              Form Promissory Note

                                                                       EXHIBIT D

                                 MASTER GUARANTY

         This MASTER GUARANTY ("Guaranty"), dated as of March 12, 2004, is made by each of the corporations from time to time party hereto (each, in its capacity hereunder, a "Guarantor" and collectively "Guarantors"), jointly and severally in favor of the Guarantied Parties referred to below with reference to the following facts:

                                    RECITALS

         A. Pursuant to that Amended and Restated Credit Agreement dated as of March 12, 2004 among Insituform Technologies, Inc., a Delaware corporation ("Company") and BANK OF AMERICA, N.A. ("Lender") (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement") the Lender and its successors and assigns, (collectively, the "Guarantied Parties") are making certain credit facilities available to Borrower.

         B. As a condition to the availability of such credit facilities, Guarantors are required to enter into this Master Guaranty and to guaranty the Guarantied Obligations as hereinafter provided.

         C. Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrowers, as the result of financial or business support which will be provided to the Guarantors by Borrowers.

                                    AGREEMENT

         NOW, THEREFORE, in order to induce the Guarantied Parties to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantors hereby covenant, agree and guaranty as follows:

         1. GENERAL. Unless the context of this Guaranty clearly requires otherwise, (a) references to the plural include the singular and vice versa, (b) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Guaranty,
(c) references to one gender include all genders, (d) "including" is not limiting, (e) "or" has the inclusive meaning represented by the phrase "and/or,"
(f) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Guaranty refer to this Guaranty as a whole, including its Exhibits, and not to any particular provision of this Guaranty, (g) the word "Section" or "section" and "Page" or "page" refer to a section or page, respectively, of this Guaranty unless it expressly refers to something else, (h) reference to any agreement, document, or instrument, including this Guaranty, any other Loan Document and any agreement, document or instrument defined herein, means such agreement, document, or instrument as it may have been or may be amended, restated, extended, renewed, replaced, or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and includes all attachments thereto and instruments incorporated therein, if any, and (i) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in

                             Form of Master Guaranty
part, and in effect from time to time. Section captions are for convenience only and do not affect the interpretation or construction of this Guaranty.

         2. DEFINITIONS. All capitalized terms not otherwise defined herein have the meanings given them in the Credit Agreement.

         3. ACKNOWLEDGEMENT OF CAPACITY AS A COVERED PERSON UNDER THE CREDIT AGREEMENT. Each Guarantor acknowledges that it has reviewed the Credit Agreement and agrees that it is a "Covered Person" (as that term is defined in the Credit Agreement and used in the Credit Agreement and the other Loan Documents). All of the representations and warranties, covenants, and agreements contained in the Credit Agreement and the other Loan Documents which are applicable to a Covered Person are incorporated into this Guaranty by this reference and each Guarantor, as such a Covered Person, hereby makes such representations and warranties to, and makes such covenants and agreements with, the Guarantied Parties. Each Guarantor further acknowledges and agrees that the failure of a Guarantor to comply with any terms of the Credit Agreement or the other Loan Documents applicable to such Guarantor as a Covered Person will, subject to the terms of the Credit Agreement, result in a Default and/or Event of Default under the Credit Agreement and the other Loan Documents, entitling the Guarantied Parties to all of their remedies thereunder and under applicable law and in equity.

         4.       GUARANTY.

         (a) UNLIMITED GUARANTY OF PAYMENT AND PERFORMANCE. Guarantors hereby jointly and severally guaranty to the Guarantied Parties, for the benefit of the Guarantied Parties, the full and prompt payment and performance of all Obligations of Company, any Subsidiary Borrower and any other Borrower Party at any time and from time to time owed to the Guarantied Parties under one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Borrower, any Guarantor or any other Person (collectively, the "Guarantied Obligations"). Subject to Section 21, each Guarantor understands and acknowledges that there is no limit on the Guarantied Obligations.

         (b) CURRENCY OF PAYMENT. Payments hereunder in respect of any Guarantied Obligations shall be made in Dollars.

         (c) NATURE OF GUARANTY. This is a continuing, absolute and unconditional guaranty of payment and performance and not merely of collection. Each Guarantor's liability with respect to the Guarantied Obligations is primary, not secondary. Upon the occurrence of any Event of Default and at any time thereafter, the Guarantied Parties may proceed directly against any Guarantor without first proceeding against any Borrower, any other Person liable for the payment or performance of the Guarantied Obligations, or any collateral or other security for the Guarantied Obligations. The Guarantied Parties will not be required to mitigate damages or take any other action to reduce, collect or enforce the Guarantied Obligations. Only upon Final Payment shall this Guaranty be released, subject to being automatically reinstated as provided in
Section 7 herein.

         (d) PLACE FOR PERFORMANCE. All obligations of Guarantors under this Guaranty are performable and payable at the Lending Office.

                             Form of Master Guaranty

         5. NO RELEASE OF GUARANTORS. Each Guarantor's liability under this Guaranty will not be reduced, extinguished, discharged or released by, and no Guarantor is entitled to raise as a defense, any:

         (a) invalidity, irregularity or unenforceability of the Guarantied Obligations, any Borrower's Obligations or other obligations under the Loan Documents to which it is a party, or of such Guarantor's obligations under the Loan Documents to which it is a party, including this Guaranty;

         (b) existing or future offset, claim, counterclaim or defense of any Borrower, such Guarantor or any other party against the Guarantied Parties or against payment of the Obligations or the Guarantied Obligations (whether such offset, claim, counterclaim or defense arises in connection with the Obligations or the Guarantied Obligations or the transactions creating the Obligations or the Guarantied Obligations or otherwise);

         (c) failure of such Guarantor to be given notice of a Default or Event of Default by any Borrower;

         (d) waivers of Defaults or Events of Default or other waivers under the Loan Documents;

         (e) extensions of due dates for payments, modifications of interest rates or other payment terms with respect to the Guarantied Obligations or any other accommodation, indulgence or forbearance granted to any Borrower;

         (f) reorganization, merger or consolidation of any Borrower or such Guarantor into or with any other Person;

         (g) release of or non-perfection with respect to any or all of any collateral or any other security for the Guarantied Obligations;

         (h) taking or accepting of any other security or collateral for, or guaranty of, any or all of the Guarantied Obligations;

         (i) the death of or release of, or settlement or compromise with, any one or more other Persons who have guarantied, or are otherwise liable for the payment or performance of, any or all of the Guarantied Obligations;

         (j) assignment or other transfer of, or granting of a participation in, any of the Guarantied Obligations or any collateral or other security therefor, by the Guarantied Parties;

         (k) other acts or omissions which, in the absence of this Section 5 would operate so as to reduce, extinguish, discharge or release such Guarantor's liability under this Guaranty (except for the full and indefeasible payment of the Guarantied Obligations, cancellation or termination of the Commitment, expiration of all Letters of Credit, and termination of any other commitment to extend credit or make advances to or for the account of any Borrower).

         6.       WAIVERS.

                             Form of Master Guaranty

         (a) NOTICE. Each Guarantor hereby waives notice of (i) acceptance of this Guaranty, (ii) any amendment, restatement or other modification of any of the Loan Documents (including modifications to interest rates or other payment terms of the Guarantied Obligations), (iii) Extensions of Credit to any Borrowers by the Guarantied Parties and fundings of Extensions of Credit to any Borrower by the Guarantied Parties, (iv) the occurrence of a Default or Event of Default, (v) any matter referred to in Section 5 of this Guaranty, and (vi) any other action at any time taken or omitted by the Guarantied Parties, and generally, all demands and notices of every kind in connection with this Guaranty and the Loan Documents, except as expressly provided herein and in the Credit Agreement.

         (b) RIGHT OF CONTRIBUTION, ETC. Each Guarantor hereby waives any right of contribution, subrogation, reimbursement, indemnity, or repayment, and any other "claim", as that term is defined in the United States Bankruptcy Code, which such Guarantor might now have or hereafter acquire against any Borrower or any other Person liable for the payment or performance of the Obligations (other than pursuant to this Guaranty) that arises from the existence or performance of such Guarantor's obligations under this Guaranty; and such Guarantor waives the right to participate in any existing or future collateral or other security for the Guarantied Obligations. Each Guarantor further agrees that such Guarantor will not enter into any agreement providing, directly or indirectly, for any contribution, subrogation, reimbursement, indemnity or repayment by Borrowers on account of any payment made by such Guarantor hereunder, and that any such agreement would be void. Until payment in full of all Obligations and termination of the Commitment, no Guarantor has any right of contribution, subrogation, reimbursement, indemnity or repayment and no right of recourse to or with respect to any assets or property of any other guarantor (including any Guarantor) or other Person liable for any of the Guarantied Obligations (other than pursuant to Section 20 below).

         (c) OTHER. Each Guarantor hereby waives (i) diligence, presentment, demand for payment, protest or notice, whether of nonpayment, dishonor, protest or otherwise, (ii) any and all claims, counterclaims or defenses based upon, related to or arising out of (a) any matter referred to in
Section 5 of this Guaranty, (b) any issue as to whether any sale or other disposition of any security for the Guarantied Obligations was conducted in a commercially reasonable fashion, (c) any election of remedies by the Guarantied Parties, and (d) a theory that this Guaranty should be strictly construed against the Guarantied Parties, and (iv) all other defenses (except payment in full of all Obligations and termination of the Commitment), including any statute(s) of limitations, under applicable Law that would, but for this clause
(iv), be available to such Guarantor as a defense against, or a reduction, extinguishment, discharge or release of its obligations under, this Guaranty.

         7. REINSTATEMENT OR GUARANTY IN CERTAIN CIRCUMSTANCES. Each Guarantor agrees that, if any or all of a payment made by or on behalf of Borrowers of any Guarantied Obligation is returned by any Person at any time for any reason, including pursuant to any settlement, order (whether or not final) of a court of competent jurisdiction, provision of any Debtor Relief Law or other applicable Law or because of acts or omissions of Borrowers, the Guarantied Obligations will not be deemed to have been satisfied to the extent of the returned payment and the obligations of such Guarantor will be deemed to be reinstated automatically and to continue in full force and effect. If any Borrower ceases to be liable to the Guarantied Parties for any of the Obligations (other than by reason of payment in full of all Obligations and termination of the Commitment), then any prior release or discharge from this Guaranty will be without effect and this Guaranty and

                             Form of Master Guaranty
the obligations of each Guarantor hereunder will be automatically reinstated and continue in full force and effect.

         8. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants to the Guarantied Parties as follows:

         (a) AUTHORIZATION. Each Guarantor is duly authorized to execute and perform this Guaranty, and this Guaranty has been properly authorized by all requisite corporate, membership, or partnership action (as the case may be) of such Guarantor. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority or any other Person, is required in connection with such Guarantor's execution, delivery or performance of this Guaranty, except for those already duly obtained.

         (b) DUE EXECUTION. This Guaranty has been executed on behalf of each Guarantor by a legally competent Person duly authorized to do so.

         (c) ENFORCEABILITY. This Guaranty constitutes the legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent that the enforceability thereof against such Guarantor may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditor's rights generally or by equitable principles of general application.

         (d) LEGAL RESTRAINTS. The execution of this Guaranty by each Guarantor, and the performance by such Guarantor of its obligations under this Guaranty, will not violate or constitute a default under the Charter Documents of such Guarantor, any Material Agreement, or any Material Law, and will not, except as expressly contemplated or permitted in this Guaranty, result in any Security Interest being imposed on any of such Guarantor's property.

         (e) INDEPENDENT CREDIT EVALUATION. Each Guarantor has independently, and without reliance on any information supplied by the Guarantied Parties, taken, and will continue to take, whatever steps such Guarantor deems necessary to evaluate the financial condition and affairs of Borrowers and each other Guarantor. No Guarantied Party has any duty to advise any Guarantor of information at any time known to it regarding the financial condition or affairs of any Borrower or any other Guarantor.

         (f) NO REPRESENTATION BY THE GUARANTIED PARTIES. No Guarantied Party has made any representation, warranty or statement to any Guarantor to induce such Guarantor to execute this Guaranty.

         9. SURVIVAL OF REPRESENTATIONS. All representations, warranties, and covenants of each Guarantor contained herein survive the execution and delivery of this Guaranty, and terminate only upon Final Payment.

         10. AUTHORIZATION TO CHARGE ACCOUNTS. Each Guarantor hereby authorizes each Guarantied Party, if and to the extent any amount payable by such Guarantor under this Guaranty is not otherwise paid when due, to charge such amount against any or all of the accounts of such Guarantor with such Guarantied Party or any Affiliate of such Guarantied Party, with such Guarantor remaining liable for any deficiency.

                             Form of Master Guaranty

         11. GUARANTIED PARTIES' OFFSET RIGHTS. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, each Guarantied Party is hereby authorized, without notice to any Guarantor (any such notice being expressly waived by each Guarantor), to setoff against the Guarantied Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by such Guarantied Party to or for the credit or the account of such Guarantor, irrespective of whether or not demand has been made under the Credit Agreement, any Note, or this Guaranty, and to remit the proceeds of such setoff to such Guarantied Party for distribution to such Guarantied Party and application to the Guarantied Obligations as provided in the Credit Agreement.

         12. ENFORCEMENT. Each Guarantor acknowledges that all of the Guarantors are liable jointly and severally for the full amount of the Guarantied Obligations. Suits for the enforcement of this Guaranty may be brought, at the option of the Guarantied Parties, against all Guarantors, or successively against each Guarantor, or against one or more but not against all Guarantors.

         13. ATTORNEY'S FEES AND OTHER COSTS. If Guarantors fail to pay the Guarantied Obligations as required by this Guaranty, then Guarantors will pay all reasonable costs and expenses incurred by the Guarantied Parties in enforcing this Guaranty, including Attorney Costs (whether or not there is litigation), court costs and all costs incurred in connection with any proceedings under any Debtor Relief Law.

         14. RECORDS. The Guarantied Parties' books and records showing the accounts between the Guarantied Parties and any Borrower are admissible in evidence in any action or proceeding with respect to this Guaranty and constitute prima facie proof of the information therein.

         15. BINDING NATURE OF CERTAIN ADJUDICATIONS. Each Guarantor will be conclusively bound by the final adjudication in any action or proceeding, legal or otherwise, involving any controversy arising under, in connection with, or in any way related to, any of the Guarantied Obligations, and by a final judgment, award or decree entered therein, if such Guarantor had the right, or was given the opportunity, to participate in such action or proceeding and was given notice of such action or proceeding in time to exercise such right or avail itself of such opportunity.

         16. APPLICATION OF PAYMENTS. All payments made under this Guaranty will be allocated among the principal and interest and other components of the Guarantied Obligations and the other obligations of a Guarantor hereunder in such order and amount as the Guarantied Parties may determine in their sole and absolute discretion.

         17. LIMITATION OF LIABILITY. No Guarantied Party will have any liability with respect to, and each Guarantor hereby waives, releases and agrees not to sue for, (a) any loss or damage sustained by any Guarantor that may occur as a result of, in connection with, or that is in any way related to, any act or failure to act referred to in Section 5 of this Guaranty, or (b) any special, indirect or consequential damages suffered by any Guarantor in connection with any claim related to this Guaranty.

                             Form of Master Guaranty

         18.      MISCELLANEOUS.

         (a) NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be given by Requisite Notice at the address of Company set forth on Schedule 9.02 to the Credit Agreement. No notice given to or demand made on any Guarantor by the Guarantied Parties in any instance entitles any Borrower to notice or demand in any other instance.

         (b) AMENDMENTS AND WAIVERS. No amendment to, waiver of, or departure from full compliance with any provision of this Guaranty, or consent to any departure by any Guarantor herefrom, will be effective unless it is in writing and signed by authorized officers of such Guarantor and Lender; provided, however, that any such waiver or consent will be effective only in the specific instance and for the purpose for which given. No failure by Lender to exercise, and no delay by any Guarantied Party in exercising, any right, remedy, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise by any Guarantied Party of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege.

         (c) RIGHTS CUMULATIVE. Each of the rights and remedies of the Guarantied Parties under this Guaranty is in addition to all of their other rights and remedies under applicable Law, and nothing in this Guaranty may be construed as limiting any such rights or remedies.

         (d) SUCCESSORS AND ASSIGNS. This Guaranty binds Guarantors and their respective successors and assigns and inures to the benefit of the Guarantied Parties, and each of its successors, transferees, participants and assignees. No Guarantor may delegate or transfer any of its obligations under this Guaranty without the prior written consent of Lender. With respect to each Guarantor's successors and assigns, such successors and assigns include any receiver, trustee or debtor-in-possession of or for such Guarantor.

         (e) SEVERABILITY. Any provision of this Guaranty which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         (f) NO THIRD PARTY RIGHTS. This Guaranty is solely for the benefit of the parties hereto and the Guarantied Parties, and their respective successors and assigns, and no other Person has any right, benefit, priority or interest under, or because of the existence of, this Guaranty.

         (g) COUNTERPARTS. This Guaranty may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together constitute one and the same instrument. It is not necessary in making proof of this Guaranty to produce or account for more than one counterpart signed by the party to be charged.

         (h) COUNTERPART FACSIMILE EXECUTION. For purposes of this Guaranty, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile

                             Form of Master Guaranty
machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Guaranty or any amendment or other document executed in compliance with this Section.

         (i) FINAL EXPRESSION; NO COURSE OF DEALING. This Guaranty, together with the Credit Agreement, the other Loan Documents and any other agreement executed in connection herewith or therewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance or course of dealing rendered or taken under or with respect to this Guaranty, the Credit Agreement or the other Loan Documents will not be relevant to determine the meaning of this Guaranty, the Credit Agreement or the other Loan Documents even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

         (j) NEGOTIATED TRANSACTION. Each Guarantor and Guarantied Party represent to the other that in the negotiation and drafting of this Guaranty each has been represented by and has relied upon the advice of counsel of its choice. Each Guarantor and Guarantied Party affirm that its counsel has had a substantial role in the drafting and negotiation of this Guaranty; therefore, this Guaranty will be deemed drafted by each of Borrowers and the Guarantied Parties, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter will not be employed in the interpretation of this Guaranty.

         (k) ASSIGNMENT BY GUARANTIED PARTIES. To the extent permitted in the Credit Agreement, the Guarantied Parties may grant a participation interest in or assign or transfer to another Person any instrument, document or agreement evidencing any of the Guarantied Obligations and the Guarantied Parties' rights under this Guaranty.

         (l)      CHOICE OF LAW, FORUM. WAIVER OF JURY TRIAL.

         (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MISSOURI APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF MISSOURI SITTING IN THE COUNTY OF ST. LOUIS OR OF THE UNITED STATES FOR THE EASTERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR AND LENDER CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR AND LENDER IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH GUARANTOR AND LENDER WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS,

                             Form of Master Guaranty

WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         (c) EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         19. ADDITIONAL GUARANTORS. Any Person required to become a Guarantor pursuant to Section 6.10 of the Credit Agreement shall, upon complying with such section, be deemed a Guarantor and this Guaranty shall be deemed amended to include such additional Person as a party hereto as though a signatory hereto, with no amendment or further action required hereunder, and thereafter, all references to Guarantors shall include such additional Person.

         20. RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of all payments made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of all such payments. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Guarantied Parties, and, subject to the provisions of Section 21 below, each Guarantor shall remain liable to the Guarantied Parties for the full amount guaranteed by such Guarantor hereunder. The "proportionate share" of any Guarantor shall be a fraction (which shall in no event exceed 1.00) the numerator of which is the excess, if any, of the fair value of the assets of such Guarantor over a fair estimate of the liabilities of such Guarantor and the denominator of which is the excess (but not less than $1.00) of the fair value of the aggregate assets (without duplication) of all Guarantors over a fair estimate of the aggregate liabilities (without duplication) of all Guarantors. All relevant calculations shall be made as of the date such Guarantor became a Guarantor.

         21. LIABILITY. Notwithstanding anything to the contrary elsewhere contained herein or in any Loan Document to which any Guarantor is a Party, the aggregate liability of each Guarantor hereunder (other than Company) for payment and performance of the Guarantied Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed would constitute or result in a "fraudulent transfer," "fraudulent conveyance" or terms of similar import, under applicable state or federal Law, including without limitation, Section 548 of the United States Bankruptcy Code. The liability of each Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and each Guarantor's liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any Guarantor in whole or in part (whether it be another Guarantor under this instrument or not) shall not affect the continuing liability of any

                             Form of Master Guaranty

Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by each Guarantor is not founded upon an expectation or understanding that there will be any other Guarantor of the Guarantied Obligations.

         22.      NOT USED.

         (b) Guarantors shall indemnify the Guarantied Parties against and hold the Guarantied Parties harmless from all loss and damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment (or, in the case of partial payments, the date of each partial payment) thereof by any Guarantor. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Guarantied Parties from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

         23. PAYMENTS EXEMPT FROM TAXES. (a) Any and all payments by Guarantors to or for the account of the Guarantied Parties hereunder shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of any Guarantied Party, taxes imposed on or measured by its net income, branch profits or franchise taxes imposed on it (in lieu of net income or branch profits taxes), by the United States of America or by the jurisdiction (or any political subdivision thereof) under the Laws of which such Guarantied Party is organized, in which its principal office is located or in which it maintains a lending office, and any other taxes withheld because such Guarantied Party failed to timely deliver the forms required pursuant to Section 10.21 of the Credit Agreement (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes").

         (b) If a Guarantor shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Guarantied Party, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), such Guarantied Party receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Guarantor shall make such deductions, (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Guarantor shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

         (c) Each Guarantor will provide the Guarantied Parties with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal Rules of Evidence, for all taxes paid by a Guarantor pursuant to subsection (b) above. Each Guarantor will deliver receipts to Lender within 30 days after the due date for the related tax.

         IN WITNESS WHEREOF, this Guaranty has been duly executed as of the date first above written.

                             Form of Master Guaranty

                                   GUARANTORS:

                                             AFFHOLDER, INC.

                                             By ________________________________

                                             Name ______________________________

                                             Title _____________________________

                                             INA ACQUISITION CORP

                                             By ________________________________

                                             Name ______________________________

                                             Title _____________________________

                                             INSITUFORM TECHNOLOGIES USA, INC.

                                             By ________________________________

                                             Name ______________________________

                                             Title _____________________________

                                             KINSEL INDUSTRIES, INC.

                                             By ________________________________

                                             Name ______________________________

                                             Title _____________________________

                             Form of Master Guaranty

                                             TRACKS OF TEXAS, INC.

                                             By ________________________________

                                             Name ______________________________

                                             Title _____________________________

ACKNOWLEDGED:

BANK OF AMERICA, N.A.,

By: ________________________________

                             Form of Master Guaranty

                                                                       EXHIBIT E

                            INSTRUMENT OF JOINDER FOR
                              ADDITIONAL GUARANTORS

                                                             Dated: _____, _____

         Reference is made to that certain Amended and Restated Credit Agreement dated as of March 12, 2004 between Insituform Technologies, Inc., a Delaware corporation ("Company") and BANK OF AMERICA, N.A. (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

         _________________________________, a direct or indirect Domestic
Subsidiary of Company ("Subsidiary") hereby agrees to become a Guarantor and agrees to be bound by all the terms and conditions of the Guaranty applicable to a Guarantor from and after the date hereof as if a signatory to the Guaranty. The undersigned Subsidiary hereby represents and warrants to the matters set forth in Section 15 of the Guaranty applicable to it as of the date hereof.

                            Instrument of Joinder For
                       Additional Guarantors and Borrowers

         The undersigned hereby consent to the Subsidiary becoming a party to the Guaranty. This Instrument of Joinder is executed by the parties hereto as of the date first written above.

                                          "NEW GUARANTOR"

                                          By ___________________________________

                                          Name _________________________________

                                          Title ________________________________

                                          EXISTING BORROWER PARTY TO THE CREDIT
                                          AGREEMENT AND EXISTING GUARANTORS
                                          PARTY TO THE GUARANTY:

                                          INSITUFORM TECHNOLOGIES, INC.

                                          By ___________________________________

                                          Name _________________________________

                                          Title ________________________________

                                          AFFHOLDER, INC.

                                          By ___________________________________

                                          Name _________________________________

                                          Title ________________________________

                                          INA ACQUISITION CORP

                                          By ___________________________________

                                          Name _________________________________

                                          Title ________________________________

                                          INSITUFORM TECHNOLOGIES USA, INC.

                                          By ___________________________________

                                          Name _________________________________

                                          Title ________________________________

                                          KINSEL INDUSTRIES, INC.

                                          By ___________________________________

                                          Name _________________________________

                                          Title ________________________________

                                          TRACKS OF TEXAS, INC.

                                          By ___________________________________

                                          Name _________________________________

                                          Title ________________________________

Consented:

BANK OF AMERICA, N.A.,

By ___________________________________

Title ________________________________

                                      -2-